                                                                    EXHIBIT 99.1

                         [ELCOM INTERNATIONAL(TM) LOGO]

AT THE COMPANY:

Investor Relations
E-mail: invrel@elcom.com

For Immediate Release

                        ELCOM INTERNATIONAL, INC. REPORTS
                      FIRST QUARTER 2004 OPERATING RESULTS

NORWOOD, MA, MAY 13, 2004 - Elcom International, Inc. (OTCBB: ELCO and AIM: ELC and ELCS), today announced operating results for its first quarter ended March 31, 2004.

                       Financial Summary Table (Unaudited)
                    (in thousands, except per share amounts)

                                                        QUARTER ENDED
                                                           MARCH 31
                                                  --------------------------
                                                     2004            2003
                                                  ----------      ----------
Net sales                                         $    1,709      $      669
Gross profit                                           1,603             475
Operating expenses                                     1,673           2,409
Operating loss from continuing operations                (70)         (1,934)
Net loss from continuing operations                     (173)         (1,445)

Net loss from discontinued operations                     --            (116)

Basic net loss per share from
    continuing  operations                        $    (0.01)     $    (0.05)
                                                  ==========      ==========
Basic weighted average common
    shares outstanding                                30,909          30,902
                                                  ==========      ==========

The above table, the following description and the condensed consolidated financial statements should be read in conjunction with the information contained in the Company's March 31, 2004 Quarterly Report on Form 10-QSB and Annual Report on Form 10-K, as amended, for fiscal year 2003.

                                     -MORE-

                10 OCEANA WAY - NORWOOD, MA 02062 --- VOICE (781)
                        501-4333 --- FAX (781) 762-1540

ELCOM INTERNATIONAL, INC. REPORTS FIRST QUARTER 2004 OPERATING RESULTS
PAGE 2

Net sales for the quarter ended March 31, 2004 increased to $1,709,000 compared to $669,000 from the same period of 2003, an increase of $1,040,000 or 155%. License and associated fees increased due primarily to recording the final lump sum payment from Capgemini UK Plc ("Capgemini", formerly Cap Gemini Ernst and Young UK Plc) of $1,142,000 which was earned upon signing the thirteenth customer of the eProcurement Scotland program in the first quarter of 2004 (this fee is non-recurring). License and associated fees include license fees, hosting fees, annual fees, joining fees and maintenance fees. Professional services fees decreased by $112,000 from $259,000 in 2003 to $147,000 in 2004, reflecting less actual implementations and other professional services activities than were recorded in the first quarter of 2003.

Operating expenses for the quarter ended March 31, 2004 were $1,673,000 compared to $2,409,000 in the 2003 quarter, a decrease of $736,000 or 30.6%. Throughout 2003, the Company implemented cost containment measures designed to align its operating expenses with lower than anticipated revenues. Those measures included personnel reductions throughout most functional and corporate areas. These personnel reductions resulted in a decrease in personnel expense in the first quarter of 2004 of approximately $529,000 when compared to the first quarter of 2003. In March 2004, the Company began hiring several staff in the U.K. and U.S. (support services) in order to service the expanding demand in the municipal market in the U.K. and in anticipation of the funding of the Company via the sale of Regulation S Shares in the U.K. (discussed below). The remaining decrease in operating expenses from the 2003 quarter to the 2004 quarter is largely due to a reduction in depreciation and amortization expense, as various Company assets have been fully depreciated/amortized. The Company's first quarter operating expenses in 2003 were reduced by the reversal of a franchise tax accrual of $506,000, as payment was no longer deemed probable.

The Company reported an operating loss from continuing operations of $70,000 for the quarter ended March 31, 2004 compared to a loss of $1,934,000 reported in the comparable quarter of 2003, a decrease of $1,864,000 in the loss reported. This smaller operating loss from continuing operations in the first quarter of 2004 compared to the 2003 quarter was due primarily to the recognition of revenue from the final lump sum payment from Capgemini, recorded as license and associated fees revenue and the reduction in operating expenses.

The Company's net loss from continuing operations for the quarter ended March 31, 2004 was $173,000, a decrease of $1,272,000 from the comparable quarterly loss in 2003 of $1,445,000, as a result of the factors discussed above.

At March 31, 2004, and prior to the sale of the Regulation S Shares, the Company's principal sources of liquidity were cash and cash equivalents of $143,000 and accounts receivable, net of $145,000.

SUBSEQUENT EVENT AFFECTING LIQUIDITY

On April 16, 2004, the Company closed on the sale of 29,777,573 shares of its Common Stock (the "Regulation S Shares") to investors in the U.K., and listed the Regulation S Shares and its existing common shares on the AIM Market of the London Stock Exchange. The Company raised a total of approximately $3.6 million via this issuance and sale of Regulation S Shares in the U.K, with net proceeds to the Company of approximately $3.2 million. The Regulation S Shares were sold at a price equal to the conversion rate of the Company's recent placements of Debentures in 2003 of $0.1246 per share. The funds derived from the sale of the Regulation S Shares will be used to support the Company's

                                     -MORE-

                10 OCEANA WAY - NORWOOD, MA 02062 --- VOICE (781)
                        501-4333 --- FAX (781) 762-1540

ELCOM INTERNATIONAL, INC. REPORTS FIRST QUARTER 2004 OPERATING RESULTS
PAGE 3

working capital requirements.

FACTORS AFFECTING FUTURE PERFORMANCE

A significant portion of the Company's revenues from continuing operations in the first quarter of 2004 (approximately $1,142,000 after currency conversions) are from recognition of the final lump sum license fee from Capgemini related to the eProcurement Scotland program. The eProcurement Scotland program is expected to be an ongoing source of revenues for the Company; however, because this was the final lump sum payment, which is a non-recurring fee, it is anticipated the Company's revenues will be lower in the remaining quarters of 2004. If the Company, in conjunction with Capgemini, the primary contractor for the eProcurement Scotland program, is unable to perform under this license, it would have a significant effect on the Company's financial results.

Robert J. Crowell, the Company's Chairman and CEO, stated, "Our first quarter 2004 earnings do not yet reflect the increase in activity under our agreement with Capgemini associated with the Scottish Executive, which began late last year. Our first quarter results were substantially enhanced by the recognition to earnings of our final lump sum payment from Capgemini associated with the Scottish Executive. Our underlying recurring revenues remain generally consistent with Professional Services slightly less when compared to last year. With our sales pipeline expanding, I expect to see continued increases in activity under the Capgemini agreement, and with other channel partners and opportunities."

Mr. Crowell continued, "We are extremely pleased at our successful placement of shares in the U.K. and subsequent listing on the Alternative Investment Market ("AIM"), which was effective April 16, 2004. With this financing in place, the Company filed its Amendment Number 2 to its Form 10-K on May 10, 2004. This amended filing contains an unqualified audit opinion as the Company is now regarded as a `going concern'. The Company now stands to benefit from having a more secure financial foundation and believes 2004 will represent a new beginning for the Company as we begin to expand, especially through our channel partners."

ABOUT ELCOM INTERNATIONAL, INC.

Elcom International, Inc. (OTCBB:ELCO) and (AIM:ELC and ELCS) is a leading international provider of remotely-hosted eProcurement and private eMarketplace solutions. Elcom's innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, Elcom's remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information, including access to all of Elcom's filings with the SEC, can be found at www.elcominternational.com

                                     -MORE-

                10 OCEANA WAY - NORWOOD, MA 02062 --- VOICE (781)
                        501-4333 --- FAX (781) 762-1540

ELCOM INTERNATIONAL, INC. REPORTS FIRST QUARTER 2004 OPERATING RESULTS
PAGE 4

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "targets," "intends," "anticipates," "plans," or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including:
(i) the Company's history of ongoing operating losses; (ii) the overall marketplace and client's acceptance and usage of eCommerce software systems, specifically the Company's PECOS eProcurement and eMarketplace systems and demand thereof by public sector organizations in the U.K., the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, and control of expenses, revenue growth, corporate demand for eProcurement and eMarketplace solutions; (iii) the consequent results of operations given the aforementioned factors; and (iv) the possibility that the Company's revenues may not reach the level necessary to support positive cash flow and if so, the Company might need to raise additional working capital to fund operations in the future; and (v) the availability and terms of any such funding to the Company, if available, and other risks detailed from time to time in the Company's Annual Report on Form 10-K, as amended, filed on May 10, 2004 and in its other SEC reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

                                     -MORE-

                10 OCEANA WAY - NORWOOD, MA 02062 --- VOICE (781)
                        501-4333 --- FAX (781) 762-1540

ELCOM INTERNATIONAL, INC. REPORTS FIRST QUARTER 2004 OPERATING RESULTS
PAGE 5

The financial data set forth below should be read in conjunction with the consolidated financial statements and other disclosures contained in the Company's 2003 Annual Report on Form 10-K, as amended. The Company intends to file its Form 10-QSB for the first quarter of 2004 by May 17, 2004.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      AND OTHER COMPREHENSIVE INCOME (LOSS)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      --------------------------
                                                                         2004            2003
                                                                      ----------      ----------
Net Sales:
   License and associated fees                                        $    1,562      $      410
   Professional services                                                     147             259
                                                                      ----------      ----------
Total Net Sales                                                            1,709             669
Cost of sales                                                                106             194
                                                                      ----------      ----------
Gross profit                                                               1,603             475
                                                                      ----------      ----------
Operating Expenses:
   Selling, general and administrative                                     1,632           2,350
   Research and development                                                   41              59
                                                                      ----------      ----------
Total operating expenses                                                   1,673           2,409
                                                                      ----------      ----------
Operating loss from continuing operations                                    (70)         (1,934)
Interest and other income (expense), net                                     (34)              4
Interest expense                                                             (69)             (7)
                                                                      ----------      ----------
Net loss from continuing operations before tax                              (173)         (1,937)
Income tax benefit                                                            --             492
                                                                      ----------      ----------
Net loss from continuing operations                                         (173)         (1,445)
Discontinued operations:
    Net loss from discontinued operations, net of tax                         --            (116)
                                                                      ----------      ----------
Net loss                                                                    (173)         (1,561)
Foreign currency translation adjustment, net of tax                           --             (18)
                                                                      ----------      ----------
Comprehensive loss                                                    $     (173)     $   (1,579)
                                                                      ==========      ==========
Basic and diluted net loss per share data:
   Continuing operations                                              $    (0.01)     $    (0.05)
   Discontinued operations                                                    --              --
                                                                      ----------      ----------
Basic and diluted net loss per share                                  $    (0.01)     $    (0.05)
                                                                      ==========      ==========

Weighted average number of basic and diluted shares outstanding           30,909          30,902
                                                                      ==========      ==========

                                     -MORE-

                10 OCEANA WAY - NORWOOD, MA 02062 --- VOICE (781)
                        501-4333 --- FAX (781) 762-1540

ELCOM INTERNATIONAL, INC. REPORTS FIRST QUARTER 2004 OPERATING RESULTS
PAGE 6

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              MARCH 31,     DECEMBER 31,
                                                                                2004            2003
                                                                             ----------      ----------
                                                                             (UNAUDITED)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                 $      143      $      515
                                                                             ----------      ----------
   Accounts receivable:
     Trade                                                                          201             938
     Other                                                                            1             140
                                                                             ----------      ----------
                                                                                    202           1,078
     Less-Allowance for doubtful accounts                                            57              51
                                                                             ----------      ----------
       Accounts receivable, net                                                     145           1,027
                                                                             ----------      ----------
   Prepaid expenses and other current assets                                        146              43
   Current assets of discontinued operations                                         24              --
                                                                             ----------      ----------
     Total current assets                                                           458           1,585
                                                                             ----------      ----------
PROPERTY, EQUIPMENT AND SOFTWARE, AT COST:
   Computer hardware and software                                                18,034          18,016
   Land, buildings and leasehold improvements                                     1,333           1,333
   Furniture, fixtures and equipment                                              3,544           3,544
                                                                             ----------      ----------
                                                                                 22,911          22,893
   Less -- Accumulated depreciation and amortization                             22,305          22,110
                                                                             ----------      ----------
                                                                                    606             783
                                                                             ----------      ----------
OTHER ASSETS                                                                         10              15
NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS                                        80              80
                                                                             ----------      ----------
                                                                             $    1,154      $    2,463
                                                                             ==========      ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Loans payable                                                             $      200      $    1,113
   Accounts payable                                                                 883             681
   Deferred revenue                                                                 467             733
   Accrued expenses and other current liabilities                                 1,700           1,960
   Current liabilities of discontinued operations                                   401             444
                                                                             ----------      ----------
     Total current liabilities                                                    3,651           4,931
                                                                             ----------      ----------
CONVERTIBLE DEBENTURES, NET OF DISCOUNT                                             281             254
                                                                             ----------      ----------
     Total liabilities                                                            3,932           5,185
                                                                             ----------      ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY DEFICIT:
   Preferred stock, $.01 par value; Authorized -- 10,000,000 shares --
     Issued and outstanding - none                                                   --              --
   Common stock, $.01 par value; Authorized -- 100,000,000 shares --
     Issued -- 31,432,546 and 31,994,996 shares                                     320             314
   Additional paid-in capital                                                   115,997         115,886
   Accumulated deficit                                                         (113,544)       (113,371)
   Treasury stock, at cost -- 530,709 shares                                     (4,712)         (4,712)
   Accumulated other comprehensive loss                                            (839)           (839)
                                                                             ----------      ----------
     Total stockholders' deficit                                                 (2,778)         (2,722)
                                                                             ----------      ----------
                                                                             $    1,154      $    2,463
                                                                             ==========      ==========

                                     -END-

                10 OCEANA WAY - NORWOOD, MA 02062 --- VOICE (781)
                        501-4333 --- FAX (781) 762-1540